UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2014

CORECOMM SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA, CANADA	000-54800	99-0364150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#810 - 789 West Pender Street Vancouver, BC		V6C 1H2
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(604) 700-9324

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On December 2, 2013, CoreComm Solutions Inc. (the “Company”) entered into a license agreement (the “License Agreement”) with Make Sence, Inc. (“MSI”) pursuant to which MSI agreed to grant a license to the Company to commercialize its correlation technology platform (the “Technology”) in the education market.The Company was required to make cash payments totalling $500,000 and issue a total of 2,857,142 common shares of the Company in accordance with the terms of the License Agreement.

On April 12, 2014, Company received notice from MSI that the License Agreement has been terminated as a result of the Company’s failure to make the required license fee payment of $100,000 by April 1, 2014.

The above summary is qualified in its entirety by reference to the full text of the License Agreement, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective March 28, 2014, Grant Farkes resigned as a director of CoreComm Solutions Inc. (the “Company”).  Mr. Farkes’ resignation was not due to, and was not caused by, in whole or in part, any disagreement with the Company, whether related to the Company’s operations, policies, practices or otherwise.

Effective April 11, 2014, James Hyland resigned as the Chief Financial Officer and as a director of the Company.  Mr. Hyland’s resignation was not due to, and was not caused by, in whole or in part, any disagreement with the Company, whether related to the Company’s operations, policies, practices or otherwise.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	License Agreement between the Company and Make Sence, Inc. dated December 2, 2013(1)

(1) Attached as an exhibit to our current report on Form 8-K, filed with the SEC on December 4, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORECOMM SOLUTIONS INC.

Date: April 15, 2014

By:  /s/ Patrick Fitzsimmons

Patrick Fitzsimmons

Chief Executive Officer and President

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